[Spectrian letterhead]



7 November 1996


Dear Ed:

I would like to personally thank you for your commitment to Spectrian and to me over the past six months. This has helped immeasurably during my transition and initial learning period. While I would like to have you remain as CFO, the Board of Directors and I understand that you aspire for a broader management assignment. We are, however, still in the midst of a difficult transition. In return for your commitment to stay through January 1997 in order to help Spectrian, we are prepared to offer you the following benefits.

         1. Medical and Life Insurance benefits through July 1997, or until you are permanently employed elsewhere, which ever occurs first.

         2. Accelerated vesting of 30,000 shares of stock option (1/4 of the grant given in August), about 15,000 shares more than would ordinarily vest in that period.

         3. Period to exercise any vested options extended to January 31, 2000.

         4. Diligent assistance from the Board of Directors to help you find a suitable opportunity to run a company or major operation.

In return for these benefits, it is understood that you would agree to help the company in the following ways:

         1.    Help recruit and train your replacement.
         2.    Complete the January 1997 five year plan.
         3.    Complete the Sale & Leaseback of the building.
         4. If possible, complete the financing of owned equipment (if favorable terms can be reached), or line up lease financing for new capital equipment.
         5.    Help  resolve   whether  we  are  selling  AMT  or  keeping  that
               operation.
         6. After Jan 31, if able, consult as required until permanently employed elsewhere, @ the rate of $1000/day.

If you agree with these terms, please sign below and return a copy to me.

Thanks Ed for your help. I look forward to working with you this quarter on yet another major transition in the Company's evolution.

Sincerely yours,


/s/ GARRETT A. GARRETTSON

Garrett A. Garrettson
President & CEO



Agreed to by   /s/ ED SUPPLEE
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                 Ed Supplee

On (Date):     11/7/96
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